UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report

January 4, 2008

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of incorporation or organization)	(Primary Standard Indus. Classification Code Number)	(I.R.S. Employer Identification No)

1515 Hancock Street, Suite 301, Hancock Plaza

                Quincy, Massachusetts 02169

(617) 405-2600

(Address and telephone number of principal executive offices)

MacAllister Smith

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(617) 405-2600

(Name, address and telephone number of agent for service)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On November 21, 2007, J.H. Cohn LLP informed the Audit Committee of the Board of Directors (the “Audit Committee”) of Pipeline Data Inc. (the "Company") that it had resigned as the Company’s independent registered public accounting firm. J.H. Cohn LLP had been engaged as our independent registered public accounting firm on July 17, 2007 and had performed review procedures in connection with our unaudited condensed consolidated financial statements included in our reports on Form 10-QSB for the quarterly periods ended June 30, 2007 and September 30, 2007, but it never audited any of our consolidated financial statements.

During the fiscal quarters ended June 30, 2007 and September 30, 2007 and for the interim period through November 21, 2007, the date the Company's engagement of J.H. Cohn LLP ended, there were no disagreements with J.H. Cohn LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to J.H. Cohn LLP's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports to the Audit Committee.

During the fiscal quarters ended June 30, 2007 and September 30, 2007 and for the interim period through November 21, 2007, the date the Company's engagement of J.H. Cohn LLP ended, J.H. Cohn LLP did not advise the Company of any reportable events under Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934 other than as follows: In connection with its review procedures related to our unaudited condensed consolidated financial statements included in our report on Form 10-QSB for the quarterly periods ended June 30, 2007, J.H. Cohn LLP advised the Company’s management and the Audit Committee that certain common stock issued by the Company that was subject to a repurchase obligation that had previously been classified in our financial statements as permanent equity should have been classified as temporary equity, and thus, that we did not have the internal controls necessary to develop reliable financial statements.

In response to this advice, we reviewed and amended our Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2005 and December 31, 2006. While we previously disclosed the existence of certain common stock of our Company that is subject to a repurchase obligation, we had considered this to be a conditional obligation under the terms of Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. We re-evaluated this and concluded that this arrangement should be reviewed under the terms of Topic No. D-98: “Classification and Measurement of Redeemable Securities”. Thus, the Company amended its annual reports to reclassify these shares as temporary equity.

Further, we re-evaluated the effectiveness of the design and operation of our disclosure controls and procedures to determine their effectiveness. We looked specifically into the effectiveness of our disclosure controls and procedures in terms of classification issues involved in the evaluation of accounting implications associated with non-routine contracts and non-routine complex equity transactions. We found that we needed further support in classifying and reporting these transactions. As a result, we sought the help of two additional qualified professionals who will commence their duties during the fourth quarter of 2007. We retained the assistance of a qualified third party accounting firm to assist in the preparation of the Company’s financial statements for this quarter. We have subscribed to accounting journals and have implemented additional review procedures. We have held staff meetings to ensure the prompt flow of corporate communication and information flow. We are currently scheduling members of our accounting staff for continuing professional education.

The Company has furnished a copy of the above disclosure to J.H. Cohn LLP prior to the filing of this Form 8-K and has requested that J.H. Cohn LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements made by the Company herein and, if not, stating the respects in which they do not agree. A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

16.1	Letter from J.H. Cohn LLP to the Securities and Exchange Commission, dated January 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pipeline Data Inc.
Dated:	January 4, 2008	By:	/s/ MacAllister Smith
		Name:	MacAllister Smith
		Title:	Chief Executive Officer